Exhibit 4.4

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                              PREMIER AUTO TRUSTS



        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of June 30, 1996, (the "Assumption Agreement") among PREMIER AUTO RECEIVABLES COMPANY, a Delaware corporation (the "Transferor"), PREMIER RECEIVABLES L.L.C., a Michigan limited liability company (the "Transferee") and each of the Premier Auto Trusts listed on Schedule A hereto (each a "Trust").

        WHEREAS, Section 5.06 of the Purchase Agreement for each Trust among the Transferor and CHRYSLER FINANCIAL CORPORATION, a Michigan corporation ("CFC") (each, a "Purchase Agreement") and Section 3.10 of the Amended and Restated Trust Agreement for each Trust among the Transferor, CFC and CHEMICAL BANK DELAWARE, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee (the "Trustee")(each a "Trust Agreement") contemplate the sale, transfer and assignment of the Rights and the Trust Certificate owned by the Transferor in respect of such Trust from the Transferor to a limited liability company;

        WHEREAS, Transferee meets the requirements in Section 5.06(i) of each Purchase Agreement in that it is a limited liability company, the equity of which is owned indirectly by CFC; and

        WHEREAS, both the Purchase Agreement and the Trust Agreement in respect of each Trust require Transferee to execute an agreement of assumption to perform every obligation of Transferor under those two agreements;

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

        1.     Transfer and Assignment of Rights.

        Transferor hereby sells, transfers and assigns the intercompany debt owed to Chrysler Financial Corporation in connection with the issuance of Certificates or Notes and the Rights in respect of each Trust to the Transferee, and Transferee hereby accepts such transfer and assignment of such intercompany indebtedness owed to Chrysler Financial Corporation and the Rights.

        2.     Transfer of Trust Certificates.

        Transferor hereby transfers and assigns to the Transferee the Trust Certificates owned of record by the Transferor in respect of each Trust, which Trust Certificates represent at least 1% of the Certificate Balance of each such Trust. The Transferee hereby accepts such transfer and assignment of such Trust Certificates and hereby assumes and agrees to perform every obligation of the Transferor under the Purchase Agreement and the Trust Agreement in respect of each Trust. Without limiting the generality of the foregoing, the Transferee hereby assumes the liability of the Transferor under Section 2.07 of the Trust Agreement for each Trust.

        3.  Representations and Warranties.

        Pursuant to Section 5.06(iii) of each Purchase Agreement, effective as of the date of this Assumption Agreement, each representation or warranty set forth in Section 3.01 of each Purchase Agreement (adjusted to reflect that the Transferee is a limited liability company) is hereby incorporated herein by reference thereto and made by Transferee, and each such representation and warranty is true and correct. In addition, the Transferee hereby represents and warrants that the equity of the Transferee is indirectly owned by Chrysler Financial Corporation.


        4.  Definitions.

        (A) Transferee shall, for all purposes under the Purchase Agreements, the Trust Agreements, the Sale and Servicing Agreements related to the Trusts (the "Sale and Servicing Agreements") and the other Basic Documents of the respective Trusts, become the "Company" thereunder without any further act on the part of any parties to the said agreements.

        (B) Capitalized terms used herein and not defined herein are as defined in the Sale and Servicing Agreement, Purchase Agreement and Trust Agreement for the related Trust.

        5.  Notices.

        Any notice, report or other communication given to Transferee under the Purchase Agreements, the Trust Agreements or any other Basic Documents for the respective Trusts shall be addressed as follows:

                      Premier Receivables L.L.C.
                      27777 Franklin Road
                      Southfield, Michigan 48034
                      Attention: Secretary

or to such other address as Transferee shall provide to the other parties under the Purchase Agreements and Trust Agreements in writing.

        6.  Governing Law.

        THIS ASSUMPTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        7.  Headings.

        The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Assumption Agreement.

      8.  Counterparts.

        This Assumption Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same Assumption Agreement.


        9.  Severability.

        Any provision of this Assumption Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10. Limitation of Liability of Owner Trustee.

        Notwithstanding anything contained herein to the contrary, this Agreement has been executed by Chemical Bank Delaware not in its individual capacity but solely in its capacity as Owner Trustee of each Trust and in no event shall Chemical Bank Delaware in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Transferor, the Transferee or any Trust hereunder. The Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of each Trust Agreement.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                        PREMIER RECEIVABLES L.L.C.


                                        By: \s\ D. H. Olsen
                                            -----------------------------
                                            Name:  D. H. Olsen
                                            Title: Assistant Treasurer
                                                   of Premier Auto
                                                   Receivables Company,
                                                   a Member


                                         PREMIER AUTO RECEIVABLES COMPANY


                                         By: \s\ D. H. Olsen
                                             -----------------------------
                                                Name: D. H. Olsen
                                                Title: Assistant Treasurer



                                         Each Trust listed on Schedule A
                                         hereto.

                                         Chemical Bank Delaware, not
                                         in its individual capacity, but
                                         solely as Owner Trustee


                                         By: \s\ John Cashin
                                            ------------------------------
                                            Authorized Signatory

                                  Schedule A



                                               Related Purchase
                                               Agreement, Trust
                                               Agreement and Sale
                                               and Servicing Agreement
Name of Trust                                  dated as of
- -------------                                  -----------------------

Premier Auto Trust 1995-1                      February 1, 1995

Premier Auto Trust 1995-2                      April 1, 1995

Premier Auto Trust 1995-3                      July 1, 1995

Premier Auto Trust 1995-4                      November 1, 1995

Premier Auto Trust 1996-1                      March 1, 1996

Premier Auto Trust 1996-2                      May 1, 1996

Premier Auto Trust 1996-3                      June 1, 1996